Exhibit 99.3

Pro-Pharmaceuticals “Sets the Record Straight” Regarding Misleading

Statements Made by GlycoGenesys in News Releases

Newton, MA, November 18, 2004 – Pro-Pharmaceuticals, Inc. (Amex: PRW), a developer of novel carbohydrate compounds that enable the targeted delivery of chemotherapy drugs to cancer cells, is “Setting the Record Straight” regarding misleading statements made by GlycoGenesys, Inc. (Nasdaq:GLGS) in two news releases issued on November 11. The news releases relate to an Arbitration decision between David Platt, Ph.D., President & CEO of Pro-Pharmaceuticals and GlycoGenesys, and pending Litigation between GlycoGenesys, Dr. Platt and Pro-Pharmaceuticals.

•	GlycoGenesys News Release Headline: “GlycoGenesys, Inc. Announces Victory in License Dispute With Former CEO”

•	FACT: GlycoGenesys initiated this arbitration proceeding seeking permanent injunctive relief granting them sole control of prosecution and power of attorney of U.S. Patent Application Number 08/024,487 (‘487), U.S. Patent Application Number 08/819,356 (‘356) and U.S. Patent Application Number 10/041,350 (‘350) after Dr. Platt revoked the power of attorney from GlycoGenesys in December 2003 for their failure to prosecute Dr. Platt’s patent applications relating to their core technology, GCS-100. The arbitrator denied GlycoGenesys’ claim in its entirety that it be awarded control of prosecution of Dr. Platt’s ‘487, ‘356 & ‘350 patent applications. GlycoGenesys has attempted three times (twice in court and once before the arbitrator) to obtain injunctive relief restoring power of attorney and control of prosecution. GlycoGenesys has been unsuccessful in all three attempts.

The arbitrator rejected GlycoGenesys’ proposed interpretation of the license agreement, both with respect to prosecution control and the duty of commercialization. The arbitrator awarded Dr. Platt control of prosecution of his ‘487, ‘356 and ‘350 patent applications and ruled that GlycoGenesys has an obligation to use reasonable efforts to commercialize the technology. The arbitrator also found that GLGS has an affirmative duty to commercialize Dr. Platt’s licensed technology. The arbitrator denied Dr. Platt’s counter-claim, specifically, that GlycoGenesys breached its obligation to prosecute the applications and breached its duty to commercialize his patents which justified termination of the License Agreement.

•	GlycoGenesys News Release Quote: “Today’s (November 11) favorable ruling affirms the Company’s exclusive rights to the disputed intellectual property.”

•	FACT: GlycoGenesys has exclusive rights to Dr. Platt’s technology encompassed within the ‘487 patent application in the U.S., and the ‘356 patent application in the U.S., Australia & New Zealand. Dr. Platt has the rights to the technology in Europe, Canada, Brazil, Israel, China and Japan. Dr. Platt received notice that GlycoGenesys intended to abandon foreign counterparts to his ‘356 patent application and stepped in to continue the prosecution of the foreign counterpart patent applications. Dr. Platt has received a grant of patent for Europe and Canada. Dr. Platt’s ‘356 patent applications in the U.S. and other international countries are currently pending.

•	GlycoGenesys News Release Quote: “(Dr.) Platt’s prosecution of the patent applications in question will be solely for the benefit of the company (GlycoGenesys) and this decision leaves no doubt to our (GlycoGenesys) rights under the license agreement to develop and commercialize GCS-100.”

•	FACT: The arbitrator rejected GlycoGenesys’ claim that, under the Platt License Agreement, it had the authority to control prosecution of the licensed patents in its sole interest, with no obligation to consider Dr. Platt’s interest in the patent. Dr. Platt continues to control the prosecution of the ‘487, ‘356 and ‘350 patent applications which includes the right to pursue an interference with Dr. Raz’s U.S. Patent Number 5,834,442 (‘442). An interference is a proceeding in the U.S. Patent & Trademark Office which determines priority between two or more applications and/or patents to establish who is the first inventor of a claimed invention. U.S. patent protection is awarded to the individual determined to be the first inventor. It is interesting to note that Dr. Platt’s ‘487 and ‘356 patent applications have been suspended from prosecution by the U.S. Patent & Trademark Office due to a potential interference with Dr. Raz’s ‘442 patent. GlycoGenesys “in-licensed” Dr. Raz’s ‘442 Patent from Wayne State University with knowledge of the patent’s questionable validity, fully acknowledged by GlycoGenesys in the Wayne State License Agreement itself. Moreover, Dr. Platt has retained international rights to his modified pectin technology and can license those rights to a third party.

•	GlycoGenesys News Release Headline: “GlycoGenesys Claims Rights to DAVANAT® In Lawsuit with (Dr.) Platt and Pro-Pharmaceuticals, Inc.”

•	FACT: GlycoGenesys has made this same claim in three previous news releases that they issued on February 24, May 12, and August 23. We believe their claim is without merit and will contest it vigorously.

Pro-Pharmaceuticals’ lead compound, DAVANAT®, is a target delivery system that enables the delivery of chemotherapy drugs to cancer cells and is not an Active Pharmaceutical Ingredient (API). GlycoGenesys’ lead drug GCS-100 is an API. DAVANAT® and GCS-100 are two distinctly different therapeutical entities. They differ in chemistry and biological activity, as well as therapeutical classes.

The modified pectin inventions developed by Dr. Platt and licensed to GlycoGenesys in 1994, as described in the ‘487 patent application, as well as Dr. Platt’s related ‘356 patent application, and the galactomannan-based drug delivery system described in U.S. Patent Number 6,645,946 (‘946), DAVANAT® which is assigned to Pro-Pharmaceuticals, are chemically and biologically different. Dr. Anatole Klyosov, the co-inventor of DAVANAT®, has contributed substantially to the chemistry embodied in the ‘946 Patent. Dr. Klyosov is co-founder and Consulting Chief Scientist of Pro-Pharmaceuticals.

•	GlycoGenesys News Release Quote: “In May 2000, (Dr.) David Platt signed a termination agreement and agreed not to compete with GlycoGenesys.”

•	FACT: At a financial conference in May 2004, GlycoGenesys presented a corporate update. In their presentation, the “Competitive Landscape” slide listed seven companies that GlycoGenesys believes have competitive products. That list of competitors and products did not include Pro-Pharmaceuticals or its DAVANAT® technology.

Pro-Pharmaceuticals, Inc. – Advancing Drugs Through Glycoscience®

Pro-Pharmaceuticals is a drug development company commercializing a new generation of anti-cancer treatments using carbohydrate compounds to Glyco-Upgrade™ the safety and efficacy of FDA-approved chemotherapy drugs. Founded in 2000 and headquartered in Newton, Mass., the Company is a leader in the use of structure-based drug design, an approach to drug discovery that integrates advanced biology and chemistry. Additional information is available at www.pro-pharmaceuticals.com.

FORWARD LOOKING STATEMENTS: Any statements in this press release about future expectations, plans and prospects for the Company, including without limitation statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements as defined in the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Because of uncertainties and risks facing the Company, many of which are outside of the Company’s control, future events could cause actual results to differ materially from those indicated by such statements. More information about those risks and uncertainties is contained and discussed in the “Management Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s most recent quarterly or annual report and in the Company’s other reports filed with the Securities and Exchange Commission. The forward-looking statements herein represent the Company’s views as of the date of this press release and should not be relied upon to represent the Company’s views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company’s views to change, the Company disclaims any obligation to update such forward-looking statements.

Contact: Pro-Pharmaceuticals, Inc., Anthony D. Squeglia: 617.559.0033; squeglia@pro-pharmaceuticals.com.

DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals. Glyco-Upgrade is a trademark of Pro-Pharmaceuticals.